Exhibit 99.1

THE CHILDREN’S PLACE REPORTS THIRD QUARTER 2024 RESULTS

Reports Second Consecutive Quarter of Adjusted Profitability

Significant Improvement in Gross Profit Margin to 35%

Lowest Level of SG&A spending in more than 15 Years during Q3

Reports Adjusted EBITDA of $44.5 million and Adjusted EPS of $2.04

Maintains Total Liquidity of $94 Million

Secaucus, New Jersey – December 3, 2024 – The Children’s Place, Inc. (Nasdaq: PLCE), an omni-channel children’s specialty portfolio of brands, today announced financial results for the third quarter ended November 2, 2024.

Muhammad Umair, President and Interim Chief Executive Officer said, “During the third quarter, we continued our efforts to improve the profitability of the business and provide a foundation for future growth and we were able to achieve a second consecutive quarter of adjusted profits. As we previously discussed, we anticipated our strategic changes would provide pressure to topline sales, however we are laser focused on profitability and willing to proactively sacrifice unprofitable sales to improve operating results for our shareholders. We were also extremely pleased to drive further improvements in gross profit margin versus the prior year’s third quarter and sequential improvement in margin for all three quarters this year. In addition, we also continued our efforts to decrease Adjusted SG&A expenses, as we significantly reduced marketing spend and further reduced payroll costs, resulting in a $9 million reduction in expenses. These efforts resulted in our second consecutive profitable quarter with more than $35 million of Adjusted operating income and $44.5 million of Adjusted EBITDA.

Mr. Umair continued, “We were also delighted to expand our reach as we introduced a new partnership with SHEIN, opening up opportunities for the Company to reach customers that would not typically be found in our customer file, by making shopping even more effortless, accessible and exciting for these potential new customers. Finally, we are eager to refocus our efforts on our store portfolio, which is a critical piece of our omni-channel strategy. We recently opened our first new Gymboree store in Garden State Plaza Mall located in Paramus, New Jersey and plan to further invest in real estate while continuing to strengthen our landlord relationships. While these first steps to improve operating results have been promising, we still believe that we have significant work ahead of us in a highly promotional fourth quarter, as well as future quarters as we continue to rationalize profitability.”

Third Quarter 2024 Results

Net sales decreased $90.0 million, or 18.8%, to $390.2 million in the three months ended November 2, 2024, compared to $480.2 million in the three months ended October 28, 2023. The decrease in net sales was driven by a combination of the anticipated decrease in e-commerce revenue, as the Company proactively rationalized its unprofitable promotional strategies, inflated marketing spend and “free shipping” offers to improve profitability, in addition the Company also experienced a decrease in brick and mortar revenue due to a lower store count and lower transactions. These efforts were successful during the third quarter in driving profitability despite the lower gross sales.

Comparable retail sales decreased 17.1% for the quarter, largely driven by the planned decrease in e-commerce revenue, as the Company proactively sacrificed unprofitable sales to improve profitability.

Gross profit decreased $23.8 million to $138.3 million in the three months ended November 2, 2024, compared to $162.1 million in the three months ended October 28, 2023. The gross margin rate increased 180 basis points to 35.5% during the three months ended November 2, 2024, compared to 33.7% in the prior year period. The increase in margin was caused by a combination of factors, including reductions in product input costs, including cotton and supply chain costs, which negatively impacted margins in the prior year. These improvements in input costs were combined with the success of the Company’s strategies to rationalize profit-draining promotions and limit unprofitable shipping offers, which resulted in a significant improvement in the leverage of e-commerce freight costs.

Selling, general, and administrative expenses were well-controlled at $99.8 million in the three months ended November 2, 2024, compared to $104.8 million in the three months ended October 28, 2023. Adjusted selling, general, and administrative expenses were $93.8 million in the three months ended November 2, 2024, compared to $102.9 million in the comparable period last year, and deleveraged 260 basis points to 24.0% of net sales given the planned lower sales. The Company was successful in reducing Adjusted selling, general, and administrative expenses by $9.1 million despite the reversal of $12.6 million in incentive compensation and equity compensation accruals in the prior year. This decrease was due to significant reductions in marketing expenses, as the Company eliminated inflated and unprofitable marketing costs and to a lesser extent, due to reductions in store payroll and home office payroll, partially offset by the impact of the change in incentive compensation and equity compensation accruals. This represents the lowest level of Adjusted selling, general, and administrative expenses in over 15 years for the third quarter of a fiscal year.

Operating income was $29.3 million in the three months ended November 2, 2024, compared to $45.0 million in the three months ended October 28, 2023. Operating income was impacted by incremental expenses of $6.0 million, which included restructuring costs of $4.8 million, primarily due to recent changes in the senior leadership team. These charges have been classified as non-GAAP adjustments, leading to an Adjusted operating income of $35.3 million in the three months ended November 2, 2024, compared to $47.9 million in the comparable period last year, and deleveraged 100 basis points to 9.0% of net sales.

Net interest expense was $10.1 million in the three months ended November 2, 2024, compared to $7.9 million in the three months ended October 28, 2023. The increase in interest expense was primarily driven by higher average interest rates associated with the Company’s revolving credit facility due to the impact of refinancings, and higher interest-bearing borrowings from loans entered into with the Company’s majority shareholder, Mithaq Capital SPC (“Mithaq”).

As previously announced, in the three months ended February 3, 2024, the Company established a valuation allowance against its net deferred tax assets and, as such, continues to adjust the allowance based upon the ongoing operating results. The provision (benefit) for income taxes, which is reflected net of these adjustments, was a benefit of $(0.9) million in the three months ended November 2, 2024, compared to $(1.5) million during the three months ended October 28, 2023. The change in the provision (benefit) for income taxes was primarily driven by the establishment of the valuation allowance against the Company’s net deferred tax assets, partially offset by a favorable shift in jurisdictional earnings mix. In the comparable period last year, the Company calculated the provision (benefit) for income taxes based on the actual effective tax rate for the year-to-date period by applying the discrete method.

Net income was $20.1 million, or $1.57 per diluted share, in the three months ended November 2, 2024, compared to $38.5 million, or $3.05 per diluted share, in the three months ended October 28, 2023. Adjusted net income was $26.1 million, or $2.04 per diluted share, compared to $40.6 million, or $3.22 per diluted share, in the comparable period last year.

Fiscal Year-To-Date 2024 Results

Net sales decreased $169.8 million, or 14.8%, to $977.7 million in the nine months ended November 2, 2024, compared to $1.147 billion in the nine months ended October 28, 2023. The decrease in net sales was primarily due to reductions in retail sales due to a lower store count, and anticipated declines in e-commerce demand due to the rationalization of promotions, reductions in inflated and unprofitable marketing spend and the strategic decision to change “free shipping” offers, as the Company proactively sacrificed unprofitable sales in an effort to improve profitability. Comparable retail sales decreased 12.6% for the nine months ended November 2, 2024, largely due to the planned decrease in e-commerce revenue.

Gross profit decreased $3.5 million to $342.9 million in the nine months ended November 2, 2024, compared to $346.4 million in the nine months ended October 28, 2023. The gross margin rate increased 490 basis points to 35.1% during the nine months ended November 2, 2024 compared to 30.2% in the prior year period. The increase in margin was primarily due to reductions in product input costs, including cotton and supply chain costs, which negatively impacted margins in the prior year. These improvements in input costs were combined with the success of the Company’s strategies to eliminate profit-draining promotions and limit unprofitable shipping offers, which resulted in a significant improvement in the leverage of e-commerce freight costs.

Selling, general, and administrative expenses were $305.0 million in the nine months ended November 2, 2024, compared to $329.8 million in the nine months ended October 28, 2023. Adjusted selling, general, and administrative expenses were $270.8 million in the nine months ended November 2, 2024, compared to $313.8 million in the comparable period last year, and deleveraged 40 basis points to 27.7% of net sales, given the planned lower sales. The Company was successful in reducing Adjusted selling, general, and administrative expenses by $43.0 million despite the reversal of $18.7 million in incentive compensation and equity compensation accruals in the prior year. This decrease was due to significant reductions in marketing expenses, as the Company eliminated inflated and unprofitable marketing costs and to a lesser extent, due to reductions in store payroll, home office payroll and professional fees, partially offset by the impact of the change in incentive compensation and equity compensation accruals. This represents the lowest level of Adjusted selling, general, and administrative expenses in over 15 years for the first three quarters of a fiscal year.

Operating loss was $(20.5) million in the nine months ended November 2, 2024, compared to $(22.0) million in the nine months ended October 28, 2023. Operating loss was impacted by incremental expenses of $64.9 million, which included an impairment charge of $28.0 million on the Gymboree tradename, primarily due to reductions in Gymboree sales forecasts and a reduction in the royalty rate used to value the tradename, restructuring costs of $11.2 million primarily due to changes in the senior leadership team, and several charges due to the Company’s change of control, due to the investment in the Company by Mithaq, and several new financing initiatives, which include $10.8 million of non-cash equity compensation charges and $3.8 million in other fees associated with the change of control, and $7.0 million of financing-related charges. These charges have been classified as non-GAAP adjustments leading to a shift back to profitability with an Adjusted operating income of $44.4 million for year-to-date 2024, or an improvement of $46.0 million compared to an Adjusted operating loss of $(1.6) million in the comparable period last year, and leveraged 460 basis points to 4.5% of net sales.

Net interest expense was $27.0 million in the nine months ended November 2, 2024, compared to $21.5 million in the nine months ended October 28, 2023. The increase in interest expense was primarily driven by higher average interest rates associated with the Company’s revolving credit facility due to the impact of refinancings, and higher interest-bearing borrowings from loans entered into with Mithaq.

The provision (benefit) for income taxes was a provision of $2.3 million in the nine months ended November 2, 2024, compared to a benefit of $(17.8) million during the nine months ended October 28, 2023. The change in the provision (benefit) for income taxes was primarily driven by the establishment of a valuation allowance against the Company’s net deferred tax assets in the Company’s fiscal year for 2023.

Net loss, which included certain non-cash impairment charges, restructuring charges, and charges due to the Company’s change in control, was $(49.8) million, or $(3.91) per diluted share, in the nine months ended November 2, 2024, compared to $(25.7) million, or $(2.06) per diluted share, in the nine months ended October 28, 2023. Adjusted net income was $15.1 million, or $1.18 per diluted share, compared to an Adjusted net loss of $(10.6) million, or $(0.85) per diluted share, in the comparable period last year.

Store Update

The Company closed 5 stores in the three months ended November 2, 2024 and ended the quarter with 510 stores and square footage of 2.5 million. While it occurred early in the fourth quarter, the Company opened its first new store in more than 2 years, which was a Gymboree store located in Garden State Plaza Mall.

Balance Sheet and Cash Flow

As of November 2, 2024, the Company had $5.7 million of cash and cash equivalents, $48.3 million of borrowing availability under its revolving credit facility and an additional $40.0 million of availability under the Commitment Letter provided by Mithaq, representing total liquidity of $94.0 million. The Company had $362.4 million outstanding on its revolving credit facility and has not drawn down on its Mithaq credit facility. Additionally, the Company used $238.9 million in operating cash flows in the nine months ended November 2, 2024.

Inventories were $491.6 million as of November 2, 2024, compared to $462.4 million as of October 28, 2023.

Non-GAAP Reconciliation

The Company’s results are reported in this press release on a GAAP and as adjusted, non-GAAP basis. Adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted gross profit, adjusted selling, general, and administrative expenses, adjusted operating income (loss) and adjusted EBITDA are non-GAAP measures, and are not intended to replace GAAP financial information, and may be different from non-GAAP measures reported by other companies. The Company believes the income and expense items excluded as non-GAAP adjustments are not reflective of the performance of its core business, and that providing this supplemental disclosure to investors will facilitate comparisons of the past and present performance of its core business.

Please refer to the “Reconciliation of Non-GAAP Financial Information to GAAP” later in this press release, which sets forth the non-GAAP operating adjustments for the 13-week periods and 39-week periods ended November 2, 2024, and October 28, 2023.

About The Children’s Place

The Children’s Place is an omni-channel children’s specialty portfolio of brands. Its global retail and wholesale network includes two digital storefronts, more than 500 stores in North America, wholesale marketplaces and distribution in 15 countries through six international franchise partners. The Children’s Place designs, contracts to manufacture, and sells fashionable, high-quality apparel, accessories and footwear predominantly at value prices, primarily under its proprietary brands: “The Children’s Place”, “Gymboree”, “Sugar & Jade”, and “PJ Place”. For more information, visit: www.childrensplace.com and www.gymboree.com, as well as the Company’s social media channels on Instagram, Facebook, X, formerly known as Twitter, YouTube and Pinterest.

Forward-Looking Statements

This press release contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and results of operations, including adjusted net income (loss) per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 3, 2024. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unable to achieve operating results at levels sufficient to fund and/or finance the Company’s current level of operations and repayment of indebtedness, the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions (including inflation), the risk that changes in the Company’s plans and strategies with respect to pricing, capital allocation, capital structure, investor communications and/or operations may have a negative effect on the Company’s business, the risk that the Company’s strategic initiatives to increase sales and margin, improve operational efficiencies, enhance operating controls, decentralize operational authority and reshape the Company’s culture are delayed or do not result in anticipated improvements, the risk of delays, interruptions, disruptions and higher costs in the Company’s global supply chain, including resulting from disease outbreaks, foreign sources of supply in less developed countries, more politically unstable countries, or countries where vendors fail to comply with industry standards or ethical business practices, including the use of forced, indentured or child labor, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under securities, consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, risks related to the existence of a controlling shareholder, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:  Investor Relations (201) 558-2400 ext. 14500

THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Third Quarter Ended		Year-to-Date Ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Net sales	$390,173	$480,234	$977,706	$1,147,474
Cost of sales	251,832	318,182	634,830	801,111
Gross profit	138,341	162,052	342,876	346,363
Selling, general and administrative expenses	99,817	104,770	304,976	329,756
Depreciation and amortization	9,266	11,732	30,406	35,534
Asset impairment charges	—	583	28,000	3,115
Operating income (loss)	29,258	44,967	(20,506)	(22,042)
Related party interest expense	(2,078)	—	(4,554)	—
Other interest expense, net	(8,000)	(7,939)	(22,476)	(21,481)
Income (loss) before provision (benefit) for income taxes	19,180	37,028	(47,536)	(43,523)
Provision (benefit) for income taxes	(900)	(1,454)	2,293	(17,818)
Net income (loss)	$20,080	$38,482	$(49,829)	$(25,705)

Income (loss) per common share
Basic	$1.57	$3.07	$(3.91)	$(2.06)
Diluted	$1.57	$3.05	$(3.91)	$(2.06)

Weighted average common shares outstanding
Basic	12,779	12,548	12,731	12,481
Diluted	12,800	12,619	12,731	12,481

THE CHILDREN’S PLACE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands, except per share amounts)

(Unaudited)

	Third Quarter Ended		Year-to-Date Ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Net income (loss)	$20,080	$38,482	$(49,829)	$(25,705)

Non-GAAP adjustments:
Restructuring costs	4,813	756	11,180	10,683
Credit agreement / lender-required consulting fees	538	750	2,390	750
Broken financing and restructuring fees	347	—	7,008	—
Professional and consulting fees	158	—	580	—
Fleet optimization	148	372	857	1,540
Asset impairment charges	—	583	28,000	3,115
Change of control	—	—	14,589	—
Accelerated depreciation	—	454	1,813	1,361
Reversal of legal settlement accrual	—	—	(2,279)	—
Canada distribution center closure	—	—	781	—
Contract termination costs	—	—	—	2,961
Aggregate impact of non-GAAP adjustments	6,004	2,915	64,919	20,410
Income tax effect (1)	—	(760)	—	(5,310)
Net impact of non-GAAP adjustments	6,004	2,155	64,919	15,100

Adjusted net income (loss)	$26,084	$40,637	$15,090	$(10,605)

GAAP net income (loss) per common share	$1.57	$3.05	$(3.91)	$(2.06)

Adjusted net income (loss) per common share	$2.04	$3.22	$1.18	$(0.85)

(1) The tax effects of the non-GAAP items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides, adjusted for the impact of any valuation allowance.

THE CHILDREN’S PLACE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands)

(Unaudited)

	Third Quarter Ended		Year-to-Date Ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Operating income (loss)	$29,258	$44,967	$(20,506)	$(22,042)

Non-GAAP adjustments:
Restructuring costs	4,813	756	11,180	10,683
Credit agreement / lender-required consulting fees	538	750	2,390	750
Broken financing and restructuring fees	347	—	7,008	—
Professional and consulting fees	158	—	580	—
Fleet optimization	148	372	857	1,540
Asset impairment charges	—	583	28,000	3,115
Change of control	—	—	14,589	—
Accelerated depreciation	—	454	1,813	1,361
Reversal of legal settlement accrual	—	—	(2,279)	—
Canada distribution center closure	—	—	781	—
Contract termination costs	—	—	—	2,961
Aggregate impact of non-GAAP adjustments	6,004	2,915	64,919	20,410

Adjusted operating income (loss)	$35,262	$47,882	$44,413	$(1,632)

THE CHILDREN’S PLACE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands)

(Unaudited)

	Third Quarter Ended		Year-to-Date Ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Gross profit	$138,341	$162,052	$342,876	$346,363

Non-GAAP adjustments:
Change of control	—	—	905	—
Aggregate impact of non-GAAP adjustments	—	—	905	—

Adjusted gross profit	$138,341	$162,052	$343,781	$346,363

	Third Quarter Ended		Year-to-Date Ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Selling, general and administrative expenses	$99,817	$104,770	$304,976	$329,756

Non-GAAP adjustments:
Restructuring costs	(4,813)	(756)	(11,180)	(10,683)
Credit agreement / lender-required consulting fees	(538)	(750)	(2,390)	(750)
Broken financing and restructuring fees	(347)	—	(7,008)	—
Professional and consulting fees	(158)	—	(580)	—
Fleet optimization	(148)	(372)	(857)	(1,540)
Change of control	—	—	(13,684)	—
Canada distribution center closure	—	—	(781)	—
Reversal of legal settlement accrual	—	—	2,279	—
Contract termination costs	—	—	—	(2,961)
Aggregate impact of non-GAAP adjustments	(6,004)	(1,878)	(34,201)	(15,934)

Adjusted selling, general and administrative expenses	$93,813	$102,892	$270,775	$313,822

THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	November 2, 2024	February 3, 2024*	October 28, 2023
Assets:
Cash and cash equivalents	$5,749	$13,639	$13,522
Accounts receivable	62,214	33,219	51,712
Inventories	491,619	362,099	462,411
Prepaid expenses and other current assets	43,109	43,169	69,710
Total current assets	602,691	452,126	597,355

Property and equipment, net	105,486	124,750	134,639
Right-of-use assets	159,374	175,351	127,863
Tradenames, net	13,000	41,123	70,291
Other assets, net	8,242	6,958	43,233
Total assets	$888,793	$800,308	$973,381

Liabilities and Stockholders' (Deficit) Equity:
Revolving loan	$362,375	$226,715	$358,679
Accounts payable	125,912	225,549	182,594
Current portion of operating lease liabilities	65,151	69,235	66,216
Accrued expenses and other current liabilities	95,555	94,905	98,253
Total current liabilities	648,993	616,404	705,742

Long-term debt	—	49,818	49,801
Related party long-term debt	165,664	—	—
Long-term portion of operating lease liabilities	108,390	118,073	76,641
Other long-term liabilities	15,320	25,032	23,126
Total liabilities	938,367	809,327	855,310

Stockholders' (deficit) equity	(49,574)	(9,019)	118,071
Total liabilities and stockholders' (deficit) equity	$888,793	$800,308	$973,381

* Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2024.

THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year-to-Date Ended
	November 2, 2024	October 28, 2023
Net loss	$(49,829)	$(25,705)
Non-cash adjustments	130,448	92,913
Working capital	(319,535)	(109,840)
Net cash used in operating activities	(238,916)	(42,632)

Net cash used in investing activities	(15,924)	(24,542)

Net cash provided by financing activities	248,040	64,042

Effect of exchange rate changes on cash and cash equivalents	(1,090)	(35)

Net decrease in cash and cash equivalents	(7,890)	(3,167)

Cash and cash equivalents, beginning of period	13,639	16,689

Cash and cash equivalents, end of period	$5,749	$13,522